Exhibit 1.1

UNITS, COMPRISED OF SHARES OF COMMON STOCK AND WARRANTS

OF

FIRST CHOICE HEALTHCARE SOLUTIONS, INCORPORATED

UNDERWRITING AGREEMENT

____________, 2014

Laidlaw & Company (UK) Ltd.

As the Representative of the

several underwriters, if any, named in Schedule I hereto

546 Fifth Avenue, 5th Floor

New York, New York 10036

Ladies and Gentlemen:

The undersigned, First Choice Healthcare Solutions, Incorporated, a company incorporated under the laws of the State of Delaware (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or affiliates of First Choice Healthcare Solutions, Incorporated (the "Company"), hereby confirms its agreement (this "Agreement") with the several underwriters (such underwriters, including the Representative (as defined below), the "Underwriters" and each an "Underwriter") named in Schedule I hereto for which Laidlaw & Company (UK) Ltd. is acting as representative to the several Underwriters (the "Representative" and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

The Company proposes to issue and sell to the several Underwriters, upon the terms and conditions set forth herein, an aggregate of ____________ units (the “Firm Units”), each unit consisting of two shares (the “Firm Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and one warrant (the “Firm Warrants”) to purchase one share of Common Stock. The Company also proposes to issue and sell to the several Underwriters up to an additional ________ Units, representing 15% of the Firm Units (the “Option Units”) at the option of the Underwriters as provided in Section 2.2 below.

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

"Applicable Time" means [     ] p.m., New York City time, on the date of this Agreement.

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"Affiliate" means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing" means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

"Closing Date" means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters' obligations to pay the Closing Purchase Price and (ii) the Company's obligations to deliver the Closing Securities, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. Eastern time on the third Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.

"Closing Securities" shall have the meaning ascribed to such term in Section 2.1(a)(ii).

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company Auditor" means RBSM LLP, with offices located at 5 W. 37th Street, New York, New York 10018.

"Company Counsel" means Meyer, Suozzi, English & Klein, P.C., with offices located at 1350 Broadway, Suite 501, New York, New York 10018.

“Company’s Free-Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations. “Permitted Free Writing Prospectus” means any issuer free writing prospectus that is identified on Schedule II to this Agreement.

"Disclosure Schedules" means the Disclosure Schedules of the Company delivered concurrently herewith.

"Effective Date" shall mean the date upon which the Registration Statement is declared effective by the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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"Execution Date" shall mean the date on which the parties execute and enter into this Agreement.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) shares of Common Stock or options to Christian Romandetti pursuant to that certain Employment Agreement dated as of March 30, 2014 by and between the Company and Christian Romandetti.

"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.

"FINRA" means the Financial Industry Regulatory Authority.

"GAAP" shall have the meaning ascribed to such term in Section 3.1(p).

“GT” means Greenberg Traurig, LLP, with offices located at MetLife Building, 200 Park Avenue, New York, New York 10166.

"Indebtedness" means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

"Liens" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Lock-Up Agreements" shall mean the lock-up agreements, in the form of Exhibit A attached hereto, delivered at the Closing by each of the Company's officers, directors, each of their respective Affiliates and associated partners, and each holder of 5% or more of the outstanding shares of Common Stock as of the Effective Date.

"Material Adverse Effect" means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

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"Offering" shall have the meaning ascribed to such term in Section 2.1(c).

"Option Closing Date" shall have the meaning ascribed to such term in Section 2.2(c).

"Over-Allotment Option" shall have the meaning ascribed to such term in Section 2.2(a).

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Preliminary Prospectus" means, if any, any preliminary prospectus relating to the Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act.

“Pricing Disclosure Package” means the Preliminary Prospectus relating to the Securities, if any, as amended or supplemented immediately prior to the Applicable Time, any Permitted Free-Writing Prospectus, and the information contained in Schedule I hereto.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus relating to the Securities in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act.

"Registration Statement," “Initial Registration Statement,” and “462(b) Registration Statement” shall each have the meaning ascribed to such term in Section 3.1(a).

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(o).

"Securities" means the Closing Securities, the Option Securities and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Shares" means, collectively, the shares of Common Stock delivered to the Underwriters in accordance with Section 2.1(a)(i) and Section 2.2(a).

"Subsidiary" means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

"Trading Day" means a day on which the principal Trading Market is open for trading.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

"Transaction Documents" means this Agreement, the Warrants, the Lock-Up Agreements, the Representative’s Warrant Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

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"Transfer Agent" means Corporate Stock Transfer Company, the current transfer agent of the Company, with a mailing address of 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209 and a facsimile number of (303) ________, and any successor transfer agent of the Company.

"Underwriter Free Writing Prospectus" shall have the meaning ascribed to such term in Section 4.22(a).

"Warrants" means, collectively, the Common Stock purchase warrants delivered to the Underwriters in accordance with Section 2.1(a)(ii) and Section 2.2(a), which shall be exercisable immediately, have a term of exercise equal to five years, and have an exercise price of $_____, representing 150% of the initial public offering price per share of the Firm Shares, subject to adjustment as provided therein, in the form of Exhibit B attached hereto.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Closing Warrants and the Option Warrants.

ARTICLE II

PURCHASE AND SALE

2.1 Closing.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, and upon the terms and subject to the conditions set forth herein, the Company agrees to sell, in the aggregate, _______________ Units, representing an aggregate of ___________shares of Common Stock and an aggregate of ____________Warrants to purchase up to an aggregate of ______________ shares of Common Stock, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the following securities of the Company:

(i) the number of shares of Common Stock (the "Closing Shares") set forth opposite the name of such Underwriter on Schedule I hereof; and

(ii) Warrants to purchase up to the number of shares of Common Stock set forth opposite the name of such Underwriter on Schedule I hereof (the "Closing Warrants" and, collectively with the Closing Shares, the "Closing Securities"); and

(iii) any additional number of Closing Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Article V hereof, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b) The aggregate purchase price for the Closing Securities shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the "Closing Purchase Price"). The purchase price for one Unit (representing two (2) Shares and one (1) Warrant to purchase one (1) Share) shall be $_______ (the "Combined Purchase Price"), which shall be allocated as $________ per share (the "Share Purchase Price") and $_________ per Warrant (the "Warrant Purchase Price").

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(c) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, in same day funds, an amount equal to such Underwriter's Closing Purchase Price and the Company shall deliver to such Underwriter its respective Closing Securities through the facilities of The Depository Trust Company, or as otherwise directed by the Representative, together with such other items required pursuant to Section 2.4 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.4 and 2.5, the Closing shall occur at the offices of GT or such other location as the Company and Representative shall mutually agree. Upon authorization of the release of the Closing Securities by the Representative, the Underwriters propose to offer the Closing Securities for sale to the public upon the terms and conditions and at the offering price set forth in the Prospectus (the "Offering").

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Securities, the Representative is hereby granted an option (the "Over-Allotment Option") to purchase, in the aggregate, up to ____________Option Units, representing in the aggregate an amount equal to 15% of the Firm Units sold in the Offering upon the same terms as the Firm Units. Each Option Unit shall be comprised of two (2) Shares and one (1) Warrant to purchase one (1) Share.

(b) In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for the Option Units shall be equal to the Combined Purchase Price multiplied by the number of Option Units to be purchased (the aggregate purchase price to be paid on an Option Closing Date, the "Option Closing Purchase Price").

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Units prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by providing oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment therefor (each, an "Option Closing Date"), which will not be later than three (3) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of GT or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice.

(d) Upon each exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company. Payment of the Option Closing Purchase Price for the Option Securities shall be made by wire transfer in same day funds to the Company upon delivery of certificates for the Option Units to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters, or as otherwise instructed by the Representative, together with such other items required pursuant to Section 2.4 deliverable at such Option Closing Date.

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2.3 Representative’s Warrants.

(a) Purchase Warrants. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date a registered warrant (the “Representative’s Warrant”) for the purchase of an aggregate of ______________shares of Common Stock, representing 2% of the number of Shares sold in the Firm Units (and excluding Shares sold in the Option Units). The Representative’s Warrant agreement, in the form attached hereto as Exhibit C (the “Representative’s Warrant Agreement”), shall be exercisable at any time and from time to time, in whole or in part, commencing on a date which is one (1) year after the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per share of Common Stock of $_____, which is equal to 125.0% of the initial public offering price per share of the Firm Shares included in the Firm Units. Accordingly, the Representative’s Warrant is subject to a one-year lock-up period from the Effective Date. The Representative’s Warrant and the shares of Common Stock issuable upon exercise thereof are hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the underlying shares of Common Stock during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one year following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

(b) Delivery of the Representative’s Warrant Agreement. Delivery of the Representative’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2.4 Deliveries. The Company shall deliver or cause to be delivered to the Representative the following:

(a) Contemporaneously herewith, a comfort letter from the Company Auditor, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative, dated as of the date of this Agreement, containing statements and information of the type customarily included in accountants’ comfort letters with respect to financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and a bring-down letter dated as of the Closing Date, each Option Closing Date, if any, and on the effective date of any post-effective amendment to the Registration Statement from the Company Auditor, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative, to the effect that the Company Auditor reaffirms the statements made in the comfort letter referred to above, except that the date referred to shall be a date not more than three (3) business days prior to the Closing Date or the Option Closing Date, if any;

(b) Contemporaneously herewith, duly executed and delivered Lock-Up Agreements from each of the Company’s executive officers, directors and director-nominees.

(c) On the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(d) On the Closing Date, the Closing Warrants and, as to each Option Closing Date, if any, the applicable Option Warrants in certificated form registered in the name or names, and in such authorized denominations, as the applicable Underwriter may request in writing at least one Business Day prior to the Closing Date and, if any, each Option Closing Date;

(e) On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Warrant Agreement;

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(f) On and as of the Closing Date, a legal opinion of Company Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter, substantially in the form of Exhibit D attached hereto and acceptable to the Representative, and as to each Option Closing Date, if any, a bring-down opinion and letter from Company Counsel addressed to the Underwriters and in form and substance reasonably satisfactory to the Representative;

(g) On and as of the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Officer's Certificate, substantially in the form required by Exhibit E attached hereto; and

(h) On and as of the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Secretary's Certificate, substantially in the form required by Exhibit F attached hereto, which shall include, among other things, satisfactory evidence of the good standing of the Company in the State of Delaware and existence as a foreign corporation in the State of Florida.

2.5 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date, if any, are subject to the following conditions being met (or being waived by the Representative):

(a) the continuing accuracy, when made and as of the Applicable Time, on the Closing Date and on each Option Closing Date, if any (unless as of a specific date therein), of the representations and warranties of the Company contained herein, and the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions of Section 2.4 of this Agreement;

(b) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date and each Option Closing Date, if any, shall have been performed;

(c) the delivery by the Company of the items set forth in Section 2.4 of this Agreement and such other certificates, opinions or other documents as they may have reasonably requested;

(d) the Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Permitted Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the rules promulgated under the Securities Act and in accordance with the terms and conditions of this Agreement, and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and none of the Registration Statement, the Pricing Disclosure Package, any Permitted Free Writing Prospectus, nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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(e) by the Execution Date, if required by FINRA, the Underwriters shall have received confirmation from FINRA that it has not raised any objection with respect to the fairness and reasonableness of the terms of this Agreement or the transaction contemplated hereby, including, but not limited to, the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(f) by the Execution Date, the Closing Shares, the Option Shares and the Warrant Shares (including shares of Common Stock issuable upon exercise of the Representative’s Warrant Agreement) shall have been approved for listing on the NYSE MKT, subject only to official notice of issuance, and as of the Closing Date, the Company shall have received no notice from the NYSE MKT withdrawing, delaying or suspending such approval;

(g) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that any Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Pricing Disclosure Package, any Permitted Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading;

(h) Since the date of the latest audited financial statements included in the Pricing Disclosure Package or incorporated by reference in the Pricing Disclosure Package as of the date hereof, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Disclosure Package, and (ii) there shall not have been any change in the capital stock (other than stock option and warrant exercises and stock repurchases in the ordinary course of business) or long-term debt of the Company or any of its Subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company or any of its Subsidiaries, otherwise than as set forth in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (h) is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package;

(i) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no action, suit, or proceeding, at law or in equity, shall have been pending or threatened against the Company, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and

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(j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NASDAQ Global Market, New York Stock Exchange, the NYSE MKT or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Registration Statement, the Pricing Disclosure Package, the SEC Reports or the Disclosure Schedules, the Company represents and warrants to, and agrees with, the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Registration Statement. The Company has prepared and filed with the Commission a registration statement, including the related preliminary prospectus or prospectuses, relating to the Securities under the Securities Act on Form S-1 (No. 333-195632) (the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission, in such form. Other than a Rule 462(b) Registration Statement, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. The various parts of the Initial Registration Statement and the 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act, each as amended at the time such part of the Initial Registration Statement or Rule 462(b) Registration Statement, if any, became or hereafter becomes effective under the Securities Act, are hereafter collectively referred to as the “Registration Statement.”

(b) No Stop Orders. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company has complied in all material respects with each request (if any) from the Commission for additional information. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, Permitted Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(c) No Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

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(d) Compliance with Form. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Disclosure in Registration Statement. The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or any amendment thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in Section 6.3 hereof.

(f) Disclosure in Pricing Disclosure Package and Prospectus. The Pricing Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus will not, as of its date, as of the Closing Date or as of the Option Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Permitted Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, and each Permitted Free Writing Prospectus listed in Schedule II hereto, as supplemented by and taken together with the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(f) with respect to any information contained in or omitted from the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in Section 6.3 hereof.

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(g) Permitted Free Writing Prospectuses. Each Permitted Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Permitted Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Permitted Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus, and any Permitted Free Writing Prospectus set forth on Schedule II hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any Permitted Free Writing Prospectus set forth in Schedule II hereto and any electronic road show previously approved by the Representatives. The Company has retained in accordance with the Securities Act and the Rules and Regulations all Permitted Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act and the Rules and Regulations.

(h) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in, or incorporated by reference into, the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Except as described in the Pricing Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company

(i) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and each of the Subsidiaries has the requisite power and authority to own and use its properties and assets and to carry on its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and, to the knowledge of the Company, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(j) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further corporate action is required by the Company in connection therewith. This Agreement has been executed and delivered by the Company and constitutes and valid and binding obligation of the Company. Each of the other Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(k) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities by the Company at the Closing and at any Option Closing (including the use or proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and the consummation by the Company of the other transactions contemplated hereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus do not and will not (with or without notice or lapse of time or both) (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, violate or constitute a default under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement (written or oral), note, credit facility, debt, lease or other agreement, instrument, license, or permit (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property, operation or asset of the Company or any Subsidiary may be bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any statute, law, rule, regulation, ordinance, order, judgment, injunction, decree or other restriction of any federal, state, local or other court or governmental or regulatory authority, agency or self-regulatory organization to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary may be bound or affected, except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(l) Filings, Consents and Approvals. Except as set forth in Disclosure Schedule 3.1(l), the Company is not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority having jurisdiction over the Company or its Subsidiaries, its stockholders or the Trading Market in connection with the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents, the issuance and sale of the Securities (including the use of proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), the issuance of the Representative’s Securities, the listing or quotation (as applicable) of the Common Stock, the Closing Shares, the Option Shares and the Warrant Shares (and the shares of Common Stock issuable upon exercise of the Representative’s Warrant Agreement) on the NYSE MKT, and the consummation of the transactions contemplated hereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than: (i) the registration of the Securities under the Securities Act, which has been obtained and is in full force and effect, (ii) the filing with the Commission of the Prospectus, (iii) applications to and filings with, and approval for listing of the Common Stock and the Closing Shares, the Option Shares, the Warrant Shares and the shares of Common Stock issuable upon exercise of the Representative’s Warrant Agreement by, the NYSE MKT, (iv) such filings and consents as may be required under FINRA rules and by-laws in connection with the purchase and distribution of the Securities by the Underwriters, and (v) such filings, consents and qualifications as may be required to be made under applicable state securities or blue sky laws (collectively, the "Required Approvals"). All corporate approvals necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(m) Issuance of Securities. The Securities and the Representative’s Securities have been duly and validly authorized and, when issued and delivered by the Company against payment therefor in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents. The holder of the Securities will not be subject to personal liability by reason of being such holders. Except as set forth in Disclosure Schedule 3.1(m), the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities and the Representative’s Securities has been duly and validly taken. The Securities and the Representative’s Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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(n) Capitalization. The capitalization of the Company is as set forth in the Pricing Disclosure Package and the Prospectus. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the Registration Statement and Pricing Disclosure Package, and except as a result of the purchase and sale of the Securities and the issuance of the Representative’s Warrant Agreement, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth in Disclosure Schedule 3.1(n), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Underwriters and except as set forth in the Warrants and the Representative’s Warrant Agreement), and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and the requirements of the Trading Market, and none of such outstanding shares was issued in violation of any preemptive rights, rights of first refusal or similar rights to subscribe for or purchase securities. The authorized and outstanding shares of capital stock of the Company conform to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the Company's securities were, at the time effected, either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. Except as set forth in Disclosure Schedule 3.1(n), there are no registration rights agreements, stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders. The description of the Company’s stock option plan, restricted stock plan, employee stock purchase plan and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Pricing Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to the share option plan, restricted share unit plan, employee stock purchase plan and such other plans and arrangements, and the options and rights granted thereunder.

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(o) SEC Reports. The Company has filed or furnished all reports, schedules, forms, statements and other documents (and exhibits thereto) required to be filed or furnished by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, as the same may be amended, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") and any notices, reports or other filings pursuant to applicable requirements of the Trading Market for a period of 12 months preceding the date hereof (or such shorter period as the Company was required by law to file or furnish such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports and notices, reports or other filings pursuant to applicable requirements of the Trading Market prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations, including but not limited to Regulation S-X. None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Rules and Regulations to be described in the Registration Statement, Pricing Disclosure Package, the Prospectus, or the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or the SEC Reports, or (ii) is material to the Company's business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(p) Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the SEC Reports and included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements and related notes and schedules (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statements, the Pricing Disclosure Package, and the Prospectus or a document incorporated by reference therein in accordance with Regulation S-X which has not been included or incorporated as so required. All information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

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(q) Material Changes; Undisclosed Events, Liabilities or Developments. Except as set forth in Disclosure Schedule 3.1(q), since the date of the latest audited financial statements included within the Registration Statement and the Pricing Disclosure Package, (i) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; (ii) there has been no event, occurrence or development or prospective development that has had or that could reasonably be expected to result in a Material Adverse Effect; (iii) the Company has not incurred any liabilities or obligations (direct, contingent or otherwise) that are material to the Company or its Subsidiaries other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission; (iv) the Company has not altered its method of accounting in any material respect except as otherwise required pursuant to GAAP; (v) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (vi) the Company has not issued any equity securities, except pursuant to existing Company stock option plans; and (vii) no officer or director of the Company has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Other than the issuance of the Securities as contemplated by this Agreement, there is no event, liability, fact, circumstance, occurrence or development that has occurred or which exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that is required to be disclosed by the Company under applicable securities laws on the date that this representation is made or deemed to be made that has not already been publicly disclosed at least one Trading Day prior to the date that this representation is made or deemed to be made.

(r) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective officers or directors (in any such officer's or director's capacity as such) or their properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and is not described therein or which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or the performance by the Company of its obligations thereunder, (ii) could, if there were an unfavorable decision, ruling or finding, have or reasonably be expected to result in a Material Adverse Effect or (iii) involves a claim or violation of, or liability under, any federal or state securities law or which involves a claim of breach of fiduciary duty. There has not been and, to the knowledge of the Company, there is not currently pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary (in his or her capacity as such).

(s) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, or of any of its suppliers, customers or contractors, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary.

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(t) ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its Subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its Subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(u) Environmental Laws. The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to the Company’s business (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(v) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental or regulatory authority or (iii) is in violation of any statute, rule, ordinance or regulation of any governmental or regulatory authority or the Trading Market, including without limitation all foreign, federal, state and local laws applicable to its business, including without limitation, in connection with taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

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(w) Regulatory Permits. The Company and the Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory authorities necessary to own or lease their respective properties and to conduct their respective businesses as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same, individually or in the aggregate, would not result in a Material Adverse Effect (each, a "Material Permit"). The Company and its Subsidiaries are in compliance with all such Material Permits; all such Material Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any Material Permit and to the knowledge of the Company, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation (or proceedings related thereto) of any such Material Permit. The disclosures in the Registration Statement, Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Company's business as currently conducted and contemplated are correct in all material respects.

(x) Title to Assets. Except as set forth in Disclosure Schedule 3.1(x), the Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, taken as a whole, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance. Neither the Company nor any of its Subsidiaries has received any written notice of any claim (i) adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or (ii) affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which in each of clauses (i) and (ii) would reasonably be expected to result in a Material Adverse Effect.

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(y) Intellectual Property. The Company and its Subsidiaries own or possess the right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trade marks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, "Intellectual Property Assets") necessary to conduct its businesses as currently conducted, and as currently proposed to be conducted and described in the Registration Statement, Pricing Disclosure Package and the Prospectus. Neither the Company nor any Subsidiary has received any opinion from its legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its Subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company and its Subsidiaries. To the knowledge of the Company, the business of the Company and its Subsidiaries as now conducted does not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. To the knowledge of the Company, all licenses for the use of the Intellectual Property Rights described in the Registration Statement, Pricing Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company and its Subsidiaries have complied in all material respects with, and are not in breach nor has received any written notice of any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach by any other person to any Intellectual Property license. Except as described in the Pricing Disclosure Package and the Prospectus, no claim has been made against the Company nor any of its Subsidiaries alleging the infringement by the Company or any of its Subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and its Subsidiaries have taken reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require any further consent of any other person in respect of, the right of the Company and its Subsidiaries to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company and its Subsidiaries have taken reasonable actions to obtain ownership of works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and its Subsidiaries and which relate to the business of the Company, or licenses to use such works of authorship or inventions.

(z) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers liability insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. None of the Company or any of its Subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Pricing Disclosure Package.

(aa) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement and Pricing Disclosure Package, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(bb) Sarbanes-Oxley. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date and any Option Closing Date.

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(cc) Certain Fees. Except as set forth in the Registration Statement and the Pricing Disclosure Package and the Prospectus, no brokerage or finder's fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company's knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any of its stockholders that may affect the Underwriters' compensation, as determined by FINRA. Except as set forth in Schedule 3.1(cc), the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) other than to the Representative in connection with the Offering, any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Execution Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein. The Underwriters shall have no obligation or liability with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be or become due in connection with the transactions contemplated by the Transaction Documents.

(dd) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be, or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an "investment company" subject to registration under the Investment Company Act of 1940, as amended.

(ee) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act. The Company has not, in the 12 months preceding the date hereof or the Closing Date or any Option Closing Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted (as applicable) to the effect that the Company is not in compliance with the listing or quotation (as applicable) or maintenance requirements of such Trading Market. The Common Stock and the Closing Shares, Option Shares, Warrant Shares and shares of Common Stock issuable upon exercise of the Representative’s Warrant Agreement have been approved for listing on the NYSE MKT, subject to official notice of issuance. As of the Closing Date, the Company will be in compliance in all material respects with all applicable corporate governance requirements set forth in the rules of the NYSE MKT that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the NYSE MKT rules as may be required.

(ff) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Underwriters' ownership of the Securities.

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(gg) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of Section 5 of the Securities Act and with respect to any applicable shareholder approval provisions of the NYSE MKT or any Trading Market on which any of the securities of the Company are listed or quoted.

(hh) Certain Disclosures. The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, under the caption “Material U.S. Federal Tax Consequences,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(ii) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date and any Option Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Registration Statement and the Pricing Disclosure Package set forth as of the date of such information, documents or reports included or incorporated by reference therein all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.

(jj) Tax Status. The Company and its Subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns (or timely filed applicable extensions therefor) that have been required to be filed, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (jj), that would not, singularly or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2013 the Company and its Subsidiaries have not incurred any liability for taxes other than in the ordinary course. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company.

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(kk) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all respects with the FCPA.

(ll) Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) OFAC. Neither the Company, any of its Subsidiaries or controlled affiliates or any director or officer of the Company, nor, to the Company’s knowledge, any agent or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(nn) Medicare and Medicaid Programs. To the extent required in connection with their respective businesses, each of the Company and its Subsidiaries has the requisite provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such entity operates unless failure to maintain such provider number or other authorization would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is subject to any pending or, to the Company’s knowledge, threatened or contemplated action which could reasonably be expected to result either in a revocation of any provider number or authorization or in the Company’s or any Subsidiary’s exclusion from the Medicare or any state Medicaid programs; the Company’s and each of its Subsidiaries’ business practices have been structured in a manner reasonably designed to comply with the federal or state laws governing Medicare and state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and the Company reasonably believes that it is in compliance with such laws; the Company and its Subsidiaries have taken reasonable actions designed to ensure that they do not: (i) violate the False Claims Act, 31 U.S.C. §§ 3729-3733 or (ii) allow any individual with an ownership or control interest (as defined in 42 U.S.C. § 1320a-3(a)(3)) in the Company or any of its Subsidiaries or have any officer, director or managing employee (as defined in 42 U.S.C. § 1320a-5(b)) of the Company or any of its Subsidiaries who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) as described in 42 U.S.C. § 1320a-7(b)(8); and the Company and its Subsidiaries have structured their respective businesses practices in a manner designed to comply with the federal and state laws regarding physician ownership of (or financial relationship with), and referral to, entities providing healthcare-related goods or services, and with laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of healthcare-related goods or services, and the Company and its Subsidiaries are in compliance with such laws.

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(oo) Third-Party Payors. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the accounts receivable of the Company and each of its Subsidiaries have been adjusted to reflect contractual allowances provided to third-party payors, such as Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third-party payors and the rates established by governmental payors, including Medicare, Medicaid and, in some instances, for workers' compensation claims. In particular, accounts receivable relating to such third-party payors do not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges.

(pp) Healthcare Regulations. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions: ["Risk Factors—Risks Related to Healthcare Regulation" and "Business—Government Regulation",] insofar as such statements describe the state (but only such states in which the Company presently operates), federal and administrative healthcare laws, rules and regulations relating to the provision of healthcare services which are applicable to the Company or any of its Subsidiaries, including but not limited to the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HIPAA”), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any successor government programs, [and comparable state laws and regulations relating to Good Clinical Practices and Good Laboratory Practices] (collectively, the "Healthcare Laws"), are true and correct in all material respects; to the knowledge of the Company there are no applicable state (but only such states in which the Company presently operates), federal and/or administrative healthcare laws, rules and regulations relating to the provision of healthcare services which as of this date are material to the business of the Company or any of its Subsidiaries, which are not described in the Registration Statement, the Pricing Disclosure Package or the Prospectus. Neither the Company nor any of its Subsidiaries is in violation of any Healthcare Laws, except for any violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company and its Subsidiaries has filed, maintained and obtained all notices, reports, documents, forms, notifications, submissions, supplements, amendments or other information required to be filed under the Healthcare Laws, and (ii) all such notices were complete and correct on the date filed, or have been subsequently corrected or supplemented. To the knowledge of the Company, neither the Company nor any of its subsidiaries has received any written notice of potential or actual material non-compliance by, or material liability of, the Company or any of its Subsidiaries under any Healthcare Laws.

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(qq) Privacy and Data Security. The Company and each of its Subsidiaries, taken as a whole, have used commercially reasonable efforts to (i) make all disclosures to, and obtain all necessary consents from, users, customers and workers (i.e., employees, independent contractors and temporary employees) of Company and its Subsidiaries required by applicable law relating to privacy and data security and (ii) file registrations as required with the applicable data protection authority. The Company and its Subsidiaries also have ensured that each of them has complied with any cross-border limitation relating to the transfer of Personal Information (as defined below). As used in this Agreement, “Personal Information” means any information that (alone or in combination with other information held by a Person) can be used to identify a specific individual. The Company and each of its Subsidiaries, taken as a whole, maintain policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, comply with the Company’s obligations to its customers and applicable laws, rules and regulations. To the knowledge of the Company, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable laws, rules or regulations. No claims have been asserted or, to the knowledge of the Company, threatened against the Company or any Subsidiary by any person alleging a violation of such person’s privacy, personal or confidentiality rights under any applicable rules, policies or procedure.

(rr) Accountants. The Company Auditor (i) is an independent registered public accounting firm as required by Regulation S-X and the Public Company Accounting Oversight Board and (ii) has expressed its opinion with respect to the financial statements for the fiscal year ending December 31, 2013 and included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company Auditor has not, during the periods covered by the financial statements included therein, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(ss) Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(tt) [Reserved.]

(uu) Disclosure Controls. The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15 of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

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(vv) FINRA Affiliation and Information. No (i) officer or director, (ii) any beneficial owner of 5% or more of the Company's securities, or (iii) beneficial owner of the Company’s unregistered securities acquired during the 180-day period immediately preceding the filing of the Registration Statement is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA). All information provided by the Company in its FINRA Questionnaire to counsel to the Underwriters specifically for use by such counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(ww) Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(xx) Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to GT shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(yy) Board of Directors. The Board of Directors is comprised of the persons set forth in the Registration Statement, Pricing Disclosure Package and Prospectus. The qualifications of the director-nominees set forth in the Registration Statement, Pricing Disclosure Package and Prospectus comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one of the director-nominees qualifies as a "financial expert" as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, each of the director-nominees qualify as "independent" as defined under the rules of the Trading Market.

(zz) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased or paid any compensation for soliciting purchases of any of the Securities or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(aaa) Minute Book; Company Information. The minute books of the Company and each Subsidiary have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each Subsidiary since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes. All appropriate and material information, documents, contracts and agreements relating to the Company (“Company Information”) have been provided to or otherwise disclosed to the Underwriters and is accurate and complete. The Company is not aware of any other Company Information that has not been so provided or disclosed.

(bbb) Forward Looking Statements; Market Data. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The statistical and market related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

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ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests no later than 10:00 A.M., New York time, on the business day following the Execution Date and from time to time thereafter. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A under the Securities Act; prior to the last date on which an Option Closing Date, if any, may occur, the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which the Representative shall object in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify the Representative promptly (and, if requested by the Representative, confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefore, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

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(b) Amendments and Supplements. If at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representative) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c) Exchange Act Registration. For a period of three years from the Execution Date, the Company will use its commercially reasonable efforts to maintain the registration of the Common Stock under the Exchange Act. The Company will not deregister the Common Stock under the Exchange Act without the prior written consent of the Representative.

(d) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus" as defined in the rules and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing, where required, legending and record-keeping. If at any time any event shall have occurred as a result of which any Permitted Free Writing Prospectus as then amended or supplemented would, in the judgment of the Representative or the Company, conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus as then amended or supplemented or would, in the judgment of the Representative or the Company, include an untrue statement of a material fact or omit to state any material necessary in order to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Permitted Free Writing Prospectus, the Company will notify the Representative promptly and, if requested by the Representative, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance satisfactory to the Representative) that will correct such statement, omission or conflict or effect such compliance.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request.

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4.4 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus until the later of 12 months from the Execution Date and the date upon which the Warrants are no longer outstanding and will notify the Underwriters and holders of the Warrants immediately and confirm the notice in writing: (i) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (ii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus under the Securities Act in respect of the Securities; (iv) of the receipt of any comments or request for any additional information from the Commission; and (v) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any Prospectus Supplement in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make commercially reasonable efforts to obtain promptly the lifting of such order. Notwithstanding the foregoing, as soon as practicable after the one-year anniversary of the Closing Date but in no event later than ten (10) days thereafter, the Company agrees to prepare and file with the Commission a post-effective amendment to the Registration Statement for the resale of the shares of Common Stock issuable upon exercise of the Representative’s Warrant.

4.5 State Securities Laws Filings. Promptly from time to time, the Company will use its best efforts, in cooperation with the Representative, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

4.6 [Reserved.]

4.7 Reports to the Underwriters. For a period of two (2) years from the Execution Date, the Company will furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Underwriters: (i) a copy of each periodic report the Company has filed with the Commission; (ii) a copy of each Form 8-K prepared and filed by the Company; and (iii) a copy of each registration statement filed by the Company under the Securities Act, provided that documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriters pursuant to this Section.

4.8 General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any (to the extent not paid on the Closing Date), all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering with the Commission; (b) all actual FINRA filing fees associated with the review of the Offering by FINRA up to a maximum of $15,000, including legal fees and disbursements of counsel to the Underwriters in connection with such FINRA filings; (c) all actual fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $2,500 per individual, such expenses to be documented prior to being reimbursed; (d) all fees, expenses and disbursements relating to the registration or qualification of such securities to be sold hereunder under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate and are required in connection with the Offering up to a maximum of $15,000 (including, without limitation, all filing and registration fees and legal fees and disbursements of counsel to the Underwriters in connection with such “blue sky” registrations or qualifications)); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of such securities to be sold hereunder under the securities laws of such foreign jurisdictions as the Representative may reasonably designate and are required in connection with the Offering (including related legal fees and disbursements of counsel to the Underwriters); (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, this Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Laidlaw may reasonably deem necessary; (g) the costs of preparing, printing and delivering certificates representing any of the securities to be sold hereunder; (h) fees and expenses of the transfer agent for the Common Stock and Warrants; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (j) all fees, expenses and disbursements of counsel to the Underwriters; (k) all fees and expenses relating to the application and listing of the Common Stock, Closing Shares, Option Shares and Warrant Shares on the NYSE MKT; (l) the fees and expenses of the Company’s accountants; and (m) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (n) the fees and expenses associated with a public relations firm engaged by the Company; provided, however, that the Company’s obligation with respect to the fees and expenses described in clauses (a) through (j) above shall not exceed an aggregate of $100,000. The Company has paid the Representative an advance of $35,000, which will be applied against the accountable expenses that will be paid to the Underwriters in connection with the Offering on each of the Closing Date and each Option Closing Date, and will be refunded to the extent not fully incurred. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

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4.9 Non-Accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4.8, on the Closing Date it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one and a half percent (1.5%) of the gross proceeds received by the Company from the sale of the Firm Units (excluding the Option Units).

4.10 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus.

4.11 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations, but which shall satisfy the provisions of Section 11(a) of the Securities Act and, at the Company’s option, Rule 158) covering a period of at least twelve consecutive months beginning after the Effective Date (as defined in Rule 158(c) under the Securities Act). Such earnings statement filed with the Commission pursuant to its EDGAR system shall be deemed to have been made available to the security holders pursuant to this Section.

4.12 Stabilization. Until the Representatives shall have notified the Company of the completion of the distribution of the Securities, the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

4.13 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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4.14 Accountants. For a period of three (3) years following the Execution Date, the Company shall continue to retain an independent certified public accounting firm. The Underwriters acknowledge that the Company Auditor is an independent certified public accounting firm acceptable to the Underwriters.

4.15 FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member firm.

4.16 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters' responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company further acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the initial public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with the Offering and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; (v) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (vi) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.17 Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant is exercised via cashless exercise at a time when such Warrant Shares would be eligible for resale under Rule 144 by a non-affiliate of the Company, the Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

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4.18 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the NYSE MKT and (ii) at least one member of the Board of Directors qualifies as a "financial expert" as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

4.19 Securities Laws Disclosure; Publicity. At the request of the Representative, no later than 9:00 a.m. Eastern time on the date succeeding the Effective Date, the Company shall issue a press release disclosing the material terms of the Offering. The Company agrees not to issue any other press release or engage in any other publicity, without the Representative’s prior written consent, for a period of forty (40) days from the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

4.20 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, by any other Person, that any Underwriter of the Securities is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities.

4.21 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option, Warrant Shares pursuant to any exercise of the Warrants, and shares of Common Stock pursuant to any exercise of the Representative’s Warrant Agreement.

4.22 Listing of Common Stock. For a period of three (3) years from the Closing Date, the Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock and the Securities, when issued, on the NYSE MKT, including shares of Common Stock issuable upon exercise of the Representative’s Warrant Agreement. The Company further agrees that, if the Company applies to have the Common Stock listed or quoted on any other Trading Market, it will then include in such application all of the Closing Shares, Option Shares and Warrant Shares (including shares of Common Stock issuable upon exercise of the Representative’s Warrant Agreement), and will take such other action as is necessary to cause all such securities to be listed or quoted on such other Trading Market as promptly as possible.

4.23 Subsequent Equity Sales. From the date hereof until six (6) months following the Closing Date, neither the Company nor any Subsidiary shall:

(a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, without the prior written consent of the Representative, provided that this Section 4.23(a) shall not apply in respect of an Exempt Issuance;

(b) file or cause to be filed any registration statement with the Commission relating to the offering of any shares or Common Stock or Common Stock Equivalents; or

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(c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or Common Stock Equivalents, whether any such transaction described in this Section 4.23 is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise.

4.24 Research Independence. The Company acknowledges that each Underwriter's research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter's research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company acknowledges that the Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

4.25 Right of First Refusal. The Representative shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months from the Effective Date, to act as lead or managing underwriter, exclusive placement agent, exclusive financial advisor or in any other similar capacity, on the Representative’s customary terms and conditions, in the event the Company or any Subsidiary retains or otherwise uses (or seeks to retain or use) the services of an investment bank or similar financial advisor to pursue a registered, underwritten public offering of securities (in addition to the Offering), a private placement of securities, a merger, acquisition of another company or business, change of control, sale of substantially all assets or other similar transaction (regardless of whether the Company would be considered an acquiring party, a selling party or neither in such transaction) (each, a “Subject Transaction”). The Company shall notify the Representative of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Representative. If the Representative fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then the Representative shall have no further claim or right with respect to the Subject Transaction. The Representative may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Representative shall not adversely affect the Representative’s Right of First Refusal with respect to any other Subject Transaction. The terms and conditions of any such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by the Representative, market conditions, the absence of a material adverse change to the Company’s business, financial condition and prospects, approval of the Representative’s internal committee and any other conditions that the Representative may deem appropriate for transactions of such nature.

4.26 Other Actions. The Company agrees with and covenants to the Underwriters that (i) it will use its reasonable efforts not to take any action prior the latest of the Closing Dates which would require the Prospectus to be amended or supplemented; (ii) it will maintain, at its expense, a DWAC fast-eligible registrar and transfer agent for the Securities; (iii) it will update its website on at least a quarterly basis to include timely and informative disclosure of the Company’s operations and such disclosures as may be required by applicable federal and state laws; and (iv) it will use its reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

4.27 Certain Agreements of the Underwriters. The Underwriters hereby represent to and agree with the Company that:

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(a) They have not used, authorized the use of, referred to or participated in the planning for use of, and will not use, authorize the use of, refer to or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Permitted Free Writing Prospectus, or (ii) any Permitted Free Writing Prospectus prepared pursuant to Section 4.2(d) above (including any electronic road show), or (iii) any free writing prospectus prepared by an Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an "Underwriter Free Writing Prospectus");

(b) They have not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission, provided that the Underwriters may use a term sheet substantially in the form of Annex A hereto without the consent of the Company; provided, further, that the Underwriters using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet; and

(c) They are not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Company if any such proceeding against them is initiated during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act).

ARTICLE V

DEFAULT BY UNDERWRITERS

If, on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their commercially reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven (7) days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any Person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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ARTICLE VI

INDEMNIFICATION

6.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Securities (each a "Selected Dealer") and each of their respective affiliates (as defined under Rule 405 of the Securities Act), directors, officers and employees and each person, if any, who controls such Underwriter or any Selected Dealer ("Controlling Person") within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Permitted Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any other materials or information provided to investors by or with the approval of the Company in connection with the Offering, including any “road show” (as defined in Rule 433 under the Securities Act), or any information or documents contained in the Pricing Disclosure Package (including any information contained therein that has subsequently been amended), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6.3 below. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

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6.2 Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. The Company agrees that it shall not, without the prior written consent of such Underwriter, Selected Dealer or Controlling Person (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any settlement agreement, settle, compromise or consent to the entry of any judgment (or pay any amounts in respect thereof) in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of the Representative and each other indemnified party hereunder from all liability arising out of such Proceeding. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person, taken together as a group, shall be borne by the Company. In no event shall the Company be liable for fees and expenses of more than one firm of attorneys (in additional to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates (as defined in Rule 405 under the Securities Act), directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the ___ paragraph under the caption “Underwriting” and, the information contained in the ___ paragraph under the caption “Underwriting”. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto, any Permitted Free Writing Prospectus or the Pricing Disclosure Package, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters' obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

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6.4 Contribution.

(a) Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportions that such Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance, provided that no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters' obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b) Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or Proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("Contributing Party"), notify the Contributing Party of the commencement thereof, but the failure to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or Proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

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ARTICLE VII

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date or to terminate the obligations of the Underwriters to purchase the Option Securities at any time prior to an Option Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, the market for the Company’s securities or the general securities markets in the United States, or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, or (vii) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, which will, in the Representative's opinion, make it inadvisable to proceed with the delivery of the Securities, or (viii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (ix) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, as in the Representative's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(b) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of GT) up to $50,000; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter indemnified parties, and the indemnities of the several Underwriters shall be for the benefit of the Company indemnified parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.8 Survival. The representations, warranties, covenants, agreements, and other statements of the Company contained in this Agreement, or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) the delivery of and payment for the Securities.

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7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

First Choice Healthcare Solutions, Inc.

By:
Name: Christopher Romandetti
Title: Chief Executive Officer

Address for Notice:

709 S. Harbor City Boulevard, Suite 250

Melbourne, FL 32901

Attention: Christopher Romandetti

Facsimile: (321) 308-0635

Copy to:

Richard G. Satin, Esq.

Meyer, Suozzi, English & Klein, P.C.

1350 Broadway, Suite 501

New York, NY 10018

ACCEPTED ON THE DATE FIRST ABOVE WRITTEN.

LAIDLAW & COMPANY (UK) LTD.

As the Representative of the several

Underwriters listed on Schedule I

By:
Name:
Title:

Address for Notice:

546 Fifth Avenue, 5th Floor

New York, New York 10036

Attention:

Facsimile:

Copy to:

Barbara A. Jones, Esq.

Greenberg Traurig, LLP

One International Place

Boston, MA 02110

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SCHEDULE I

SCHEDULE OF UNDERWRITERS

Closing
Underwriter	Closing Shares	Closing Warrants	Purchase Price

Laidlaw & Company (UK) Ltd.

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SCHEDULE II

PERMITTED FREE WRITING PROSPECTUSES

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